Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement pertaining to the following stock option and incentive plans of The Mosaic Company of our report, dated January 30, 2004, except for Notes 17 and 19, as to which the date is March 1, 2004, with respect to the consolidated financial statements and schedule of IMC Global Inc. included in IMC Global’s Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission, and incorporated by reference in the Proxy Statement of IMC Global Inc. and related Prospectus of The Mosaic Company dated September 17, 2004, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Form S-4 Registration Statement.

Freeport-McMoran Inc. 1996 Stock Option Plan

1988 Stock Option Plan for Non-Employee Directors of Freeport-McMoran Inc.

The Vigoro Corporation 1991 Stock Option Plan

IMC Global Inc. 1988 Stock Option and Award Plan

IMC Global Inc. 1998 Stock Option Plan for Non-Employee Directors

IMC Fertilizer Group, Inc. 1994 Stock Option Plan for Non-Employee Directors

/s/ Ernst & Young LLP

Chicago, Illinois

November 10, 2004